Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No.333-49739 and No.333-49737) of Agribrands International, Inc. of our report dated October 6, 2000 relating to the financial statements, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

St. Louis, Missouri
November 27, 2000